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                                                                    EXHIBIT 24.1

                            POWER OF ATTORNEY FOR
                          OFFICERS AND DIRECTORS OF
                           ABERCROMBIE & FITCH CO.

     Pursuant to the requirements of the Securities Act of 1933, the undersigned officers and/or directors of Abercrombie & Fitch Co., a Delaware corporation (the "Company"), hereby appoint Seth R. Johnson as attorney-in-fact with full power of substitution and resubstitution to sign for the undersigned and in the name of the undersigned in any and all capacities with respect to the registration on Form S-8 of 2,100,000 shares of the Company's Class A Common Stock under the Abercrombie & Fitch Co. 1996 Stock Option and Performance Incentive Plan (1998 Restatement) and the Abercrombie & Fitch Co. 1996 Stock Plan for Non-Associate Directors (1998 Restatement) (the "Registration Statement") with the Securities and Exchange Commission ("SEC"), and to sign any and all amendments (including post-effective amendments) thereto and any and all applications or other documents to be filed with the SEC pertaining to the Registration Statement, and to grant unto the attorney-in-fact and agent the full power and authority to do and perform each and every act and thing required to be done, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that the attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.


Signatures                     Title                              Date
----------                     -----                              ----

/s/ Michael S. Jeffries        Chairman of the Board              July 16, 1998
-----------------------        and Chief Executive Officer
Michael S. Jeffries            (Principal Executive Officer)


/s/ George Foos                Director                           July 16, 1998
-----------------------
George Foos

/s/ John A. Golden             Director                           July 16, 1998
-----------------------
John A. Golden


/s/ John W. Kessler            Director                           July 16, 1998
-----------------------
John W. Kessler

/s/ Sam N. Shahid, Jr.         Director                           July 16, 1998
-----------------------
Sam N. Shahid, Jr.


/s/ Douglas L. Williams        Director                           July 16, 1998
-----------------------
Douglas L. Williams